                                                                   EXHIBIT 3.13


             =========================================================

                            ARTICLES OF INCORPORATION

                                       OF

                              EAE INDUSTRIES, INC.

             =========================================================


                                   ARTICLE ONE

         The name of the Corporation is EAE INDUSTRIES, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is One Million (1,000,000). The shares shall have a par value of One Dollar.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.

                                   ARTICLE SIX

         The street address of its initial Registered Office, and the number of its initial Registered Agent at this address, is as follows:

                              William R. Henderson
                              13131 Champions Drive, Suite 114
                              Houston, Texas 77069

                                  ARTICLE SEVEN

         The number of initial Directors is one. The name and address of the initial director is:

                              William R. Henderson
                              13131 Champions Drive, Suite 114
                              Houston, Texas 77069

                                  ARTICLE EIGHT

         The name and address of the Incorporator is:

                              Marilyn S. Hershman
                              408 W. 17th Street, Suite 101
                              Austin, Texas 78701-1207
                              (512) 474-2002

         IN WITNESS WHEREOF: I have hereunto set my hand this 14th day of December 1993.


                              /s/  Marilyn S. Hershman
                              ----------------------------------
                              Marilyn S. Hershman, Incorporator



                                     - 2 -